Exhibit 99.1

Security With Advanced Technology Acquires Perfect Circle Projectiles’ Non-Lethal Projectile Manufacturing Business Unit

Strategic acquisition gives SWAT a key high-margin consumable product component for non-lethal and less-lethal markets

Westminster, Colo., July 12, 2007— Security With Advanced Technology, Inc. (Nasdaq: SWAT and SWATW) announced today that one of its wholly-owned subsidiaries has acquired the spherical projectile business unit of Perfect Circle Projectiles, LLC (“Perfect Circle”), the industry’s leading producer of non-lethal spherical projectiles. The acquisition, which closed on July 10, 2007, includes Perfect Circle’s and one of its affiliates of Perfect Circle’s domestic and international patent portfolio, trade secrets, machinery and tooling, and associated assets and rights for the spherical projectile segment.

        Perfect Circle has been producing high quality, reliable projectiles since 1991. Based on extensive research performed by SWAT, Perfect Circle is believed to be one of the only companies in the world producing effective powder filled projectiles for use in non-lethal and less-lethal markets. The projectiles are used with air powered launchers for compliance situations including riots, crowd control, and S.W.A.T operations. The projectiles are rigid plastic spheres designed to break on impact and release a powder based inhibiting substance which disperses in the immediate target area. The effect is similar to pepper spray or Mace™, but the powder substance is believed to be 15 times more potent, causing irritation and discomfort to the eyes, nose and throat. Projectiles can also be filled with an inert substance for training and testing purposes.

        “This acquisition adds a key strategic vertical component to complement our business strategy in the rapidly growing market for non-lethal and less-lethal solutions,” said Scott Sutton, president and CEO of Security With Advanced Technology. “Perfect Circle is an important addition to our company. By owning the trade secrets, intellectual property and equipment, we now have the ability to increase margins and expand the high-margin consumable aspect of our product base. This will provide significant revenue opportunities for SWAT domestically as well as internationally. In addition, it will support our ongoing product development in the non-lethal and less-lethal market segments.”

        Projectiles manufactured by the acquired business will be widely marketed both nationally and internationally to several hundred-thousand law enforcement and military agencies. The projectiles will also be used in SWAT’s consumer Avurt IM-5 launcher, which are expected to be available in August 2007, and SWAT’s Veritas Tactical VT-Mark IV launcher, which is expected to be available later this month. Perfect Circle has historically been one of the main projectile suppliers for PepperBall Technologies. Inc.‘s (“PTI”) line of non-lethal PepperBall™ brand projectiles. In connection with the acquisition there is no assurance that PTI will become a customer of SWAT’s projectile segment as a result of the acquisition.

        On April 13, 2007, PTI filed a lawsuit against SWAT and certain of its subsidiaries for patent infringement and breach of contract. “We have taken substantial steps to defend this lawsuit and will continue to focus on vigorously protecting our company and markets,” added Sutton.

About Security With Advanced Technology

Security With Advanced Technology, Inc. is a leading provider of high-tech security products and services, which include non-lethal personal protection devices, surveillance and intrusion detection systems and mobile digital video surveillance solutions. SWAT’s products and services are designed for government agencies, military and law enforcement, in addition to transportation, commercial facilities and non-lethal personal protection segments. For additional information visit www.swat-systems.com or call the corporate headquarters at (800) 498-7965. Information on SWAT’s website does not constitute a part of this press release.

Forward-Looking Statement Disclaimer

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company and may not materialize, including, without limitation, the efficacy of the company’s non-lethal products and services, the company’s ability to secure its ownership of, right to use and protect its intellectual property and proprietary technology, the company’s ability to launch its non-lethal products and services, the company’s ability to integrate and capitalize on the assets it acquired from Perfect Circle Projectiles, LLC and its affiliates and the company’s ability to successfully defend its lawsuit with PepperBall Technologies, Inc., among others. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors. Furthermore, the company does not intend (and is not obligated) to update publicly any forward-looking statements, except as required by law. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the company’s recent filings with the SEC.

Contact:
Heather Black
PR Manager
Security With Advanced Technology
303-952-3434